UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2011

INGERSOLL-RAND PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

+(353) (0) 18707400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Ingersoll-Rand plc (the “Company”) held on June 2, 2011, the Company’s shareholders (1) elected all eleven of the Company’s nominees for director; (2) approved the adoption of a new Senior Executive Performance Plan; (3) considered and approved an advisory proposal relating to the Company’s compensation of its named executive officers; (4) considered and approved the holding of an advisory vote on executive compensation on an annual basis; (5) authorized the Company and/or any of its subsidiaries to make market purchases of Company shares; and (6) approved the appointment of PricewaterhouseCoopers to serve as the Company’s independent auditors for the fiscal year ending December 31, 2011 and authorized the Audit Committee to set the auditors’ remuneration. Shares were voted on these proposals as follows:

Proposals 1(a)-(k). Election of eleven (11) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Ann C. Berzin	243,939,918	3,819,392	1,143,973	21,184,510
(b)	John Bruton	240,659,870	7,019,391	1,224,022	21,184,510
(c)	Jared L. Cohon	234,147,605	13,504,378	1,251,300	21,184,510
(d)	Gary D. Forsee	240,525,856	7,076,291	1,301,136	21,184,510
(e)	Peter C. Godsoe	241,375,620	6,179,504	1,348,159	21,184,510
(f)	Edward E. Hagenlocker	243,890,587	3,724,203	1,288,493	21,184,510
(g)	Constance J. Horner	238,501,195	9,116,827	1,285,261	21,184,510
(h)	Michael W. Lamach	239,939,310	7,867,854	1,096,119	21,184,510
(i)	Theodore E. Martin	241,881,054	5,781,455	1,240,774	21,184,510
(k)	Richard J. Swift	240,190,070	7,598,683	1,114,530	21,184,510
(l)	Tony L. White	238,400,233	9,363,414	1,139,636	21,184,510

Proposal 2. Approval of a new Senior Executive Performance Plan:

For	Against	Abstain	Broker Non Vote
235,874,149	11,336,757	1,692,377	21,184,510

Proposal 3. Approval of an advisory proposal relating to the Company’s compensation of its named executive officers:

For	Against	Abstain	Broker Non Vote
221,374,984	26,124,044	1,404,255	21,184,510

Proposal 4. Approval of the frequency of the holding of an advisory proposal relating to the Company’s compensation of its named executive officers:

1 year	2 years	3 years	Abstain	Broker Non Vote
218,551,375	7,420,756	21,818,690	1,112,462	0

Proposal 5. Authorization of the Company and/or any of its subsidiaries to make market purchases of Company shares:

For	Against	Abstain	Broker Non Vote
264,586,678	4,122,801	1,378,314	0

Proposal 6. Appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending December 31, 2011 and authorization of the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
260,666,496	8,038,387	1,382,910	0

As described above, a plurality of the votes cast voted, in an advisory, non-binding vote, in favor of having a shareholder vote to approve the compensation of the Company’s named executive officers every year. In light of such vote, and consistent with the Company’s recommendation, the Company’s board of directors determined that it currently intends to include an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC

Date: June 6, 2011	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President – Corporate Governance and Secretary

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